UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 18, 2005

Super Vision International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23590	59-3046866
(Commission File Number)	(IRS Employer Identification No.)

8210 President’s Drive, Orlando, Florida	32809
(Address of Principal Executive Offices)	(Zip Code)

(407) 857-9900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 18, 2005 (the “Signing Date”), Super Vision International, Inc. (the “Company”) entered into an employment and non-competition agreement (the “Employment Agreement”) with Danilo A. Regalado. The Employment Agreement provides that Mr. Regalado shall serve as Executive Vice President and Chief Financial Officer of the Company effective January 1, 2006. The Employment Agreement has an initial term expiring on December 31, 2007, and will continue for successive one year increments unless the Employment Agreement is terminated by either party. From the Signing Date until December 31, 2005, Mr. Regalado will continue in his positions as Chief Financial Officer and Chief Operating Officer of the Company.

The Employment Agreement provides that Mr. Regalado shall receive a base salary of $150,000.00 per annum (which base salary may be increased based on Mr. Regalado’s annual performance review and shall increase no less than 3% per annum during the initial term of the Employment Agreement) and performance bonus compensation of up to $75,000. The actual performance bonus payment is based upon the Company’s achievement of certain financial and performance objectives.

In addition, the Company has granted Mr. Regalado an option (the “Stock Option”) to purchase 50,000 shares of the Company’s class A common stock at an exercise price equal to the fair market value of such stock on September 9, 2005 (the “Grant Date”). The Stock Option became vested as to 10,000 of the shares subject to the option on the Grant Date. Subject in all instances to Mr. Regalado’s continued employment with the Company on the applicable vesting dates, and provided that certain financial milestones set forth in the Company’s 2006 Board approved operating plan are achieved, the Stock Option shall vest as to 7,500 shares subject to such option on January 15, 2007 and 12,500 shares on March 31, 2007, and further provided that certain financial milestones set forth in the Company’s 2007 Board approved operating plan are achieved such option shall vest as to 7,500 shares subject to such option on January 15, 2008 and 12,500 shares on March 31, 2008. If the financial milestones are not achieved by the Company, a percentage of the Stock Option may vest, based on the portion of the milestone that was achieved.

In the event of termination of Mr. Regalado’s employment by the Company for any reason other than cause or disability, Mr. Regalado shall receive three months base salary, unpaid reimbursable expenses and accrued and unused benefits. The Employment Agreement also contains confidentiality and non-competition provisions. The forgoing description of the Employment Agreement is qualified in its entirety by the terms of the Employment Agreement which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)     Effective January 1, 2006, Mr. Regalado shall continue his service as the Company’s Chief Financial Officer and shall commence serving as the Company’s Executive Vice President pursuant to the terms of the Employment Agreement described under Item 1.01 above and incorporated by reference into this Item 5.02(b). Mr. Regalado will step down as the Company’s Chief Operating Officer at such time.

(c)     Mr. Regalado has been appointed as the Company’s Executive Vice President effective January 1, 2006. He will also continue his service as the Company’s Chief Financial Officer. Since February 2003, Mr. Regalado has served as the Company’s Chief Financial Officer and Chief Operating Officer. From 2000 until joining Super Vision in February 2003, Mr. Regalado was employed as Director of Global

Accounting and Finance for FARO Technologies, Inc., a manufacturer of market software and portable, computerized measurement devices. Mr. Regalado’s employment as the Executive Vice President and Chief Financial Officer of the Company is subject to the terms of the Employment Agreement described under Item 1.01 above and incorporated by reference into this Item 5.02(c).

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

10.1	Employment Agreement between the Company and Danilo A. Regalado dated October 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 18, 2005	SUPER VISION INTERNATIONAL, INC.

/s/ Brett M. Kingstone
Name: Brett M. Kingstone Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement between the Company and Danilo A. Regalado dated October 18, 2005.